Exhibit (5)(b)

ALLSTATE PROVIDER VARIABLE ANNUITY
(Flexible Premium Deferred Variable Annuity)
Issued by: Allstate Life Insurance Company of New York
           Farmingville, New York
_______________________________________________________________________________

1.  Owner(s)

Name___________________________ / / M  / / F  Birthdate __/__/__
Address________________________ Soc. Sec. No. ____-____-____
          Street
_______________________________ Phone No. (  ) ____-____
     City         State  Zip
Name___________________________ / / M  / / F  Birthdate __/__/__
Address________________________ Soc. Sec. No. ____-____-____
          Street
_______________________________ Phone No. (  ) ____-____
     City         State  Zip
_______________________________________________________________________________

2.  Annuitant
Leave blank if annuitant is the same as sole Owner, otherwise complete.

Name_________________________________ / / M  / / F  Birthdate ___/___/___
Address _____________________________ Soc. Sec. No. ____-____-____
          Street
_____________________________________
          City       State     Zip
_______________________________________________________________________________

3.  Beneficiary(ies)
Primary        Contingent          Name           Relationship to Owner     %
/ /              / /         ___________________  _____________________    ___
/ /              / /         ___________________  _____________________    ___
/ /              / /         ___________________  _____________________    ___
/ /              / /         ___________________  _____________________    ___
_______________________________________________________________________________

4.  Purchase Payment/Variable Account Plan Options

Initial Purchase Payment  $___________

Please assocate the above amount in $ or % (circle one) to the Variable Sub-Accounts specified below.

Total must equal 100%
AIM V.I. Funds                     Franklin Templeton - Class 2 Funds         Morgan Stanley Asset Management
//Balanced Fund ___                //Franklin Small Cap Fund ___              //UIF Equity Growth Portfolio ___
//Diversified Income Fund ___      //Mutual Shares Securities ___             //UIF Fixed Income Portfolio ___
//Government Securities Fund ___   //Templeton Developing                     //UIF Global Equity Portfolio ___
//Growth Fund ___                    Markets Securities ___                   //UIF Mid Cap Value Portfolio ___
//Growth and Income Fund ___       //Templeton Growth                         //UIF Value Portfolio ___
//International Equity Fund ___      Securities ___
//Value Fund ___                   //Templeton International                  Oppenheimer Funds
                                     Securites ___                            //Aggressive Growth Fund/VA ___
Dreyfus                                                                       //Capital Appreciation
//The Dreyfus                      Goldman Sachs VIT                            Fund/VA ___
  Socially Responsible             //Capital Growth Fund ___                  //Global Securities Fund/VA ___
  Growth Fund, Inc. ___            //CORE* Small Cap Equity Fund ___          //Main Street Growth and
//Stock Index Fund ___             //CORE* U.S. Equity Fund ___                 Income Fund/VA ___
//VIF Growth & Income ___          //Global Income Fund ___                   //Strategic Bond Fund/VA ___
//VIF Money Market ___             //International Equity Fund ___
                                                                              MVA Fixed Account
Fidelity                           MFS                                        //1 Year Guarantee Period ___
//VIP Contrafund* ___              //Emerging Growth Series ___               //3 Year Guarantee Period ___
//VIP Equity Income ___            //Growth with Income Series ___            //5 Year Guarantee Period ___
//VIP Growth ___                   //New Discovery Series ___                 //7 Year Guarantee Period ___
//VIP High Income ___              //Research Series ___                      //10 Year Guarantee Period ___

_______________________________________________________________________________

5.  Tax Qualified Plan

/ / Yes  / / No  (If Yes, complete the following.)

/ / Traditional IRA or    / / Roth IRA    / / SEP   / / Other ____________
/ / Rollover    / / Transfer    / / Contribution $_____Contribution Year ___
_______________________________________________________________________________

6.  Dollar-Cost Averaging Program

/ / Money Market
  Please transfer $_____ from the Money Market Portolio each month starting ___/___/___.
Please allocate the amount to the sub-accounts specified below:
Note: Dollar-Cost Averaging into the Fixed Accounts is not available.
This agreement ends automatically when the account value in the sub-account selected above has been depleted.

     Sub-account        % or $          Sub-account           % or $

___________________     ______      ___________________       ______
___________________     ______      ___________________       ______
___________________     ______      ___________________       ______
___________________     ______      ___________________       ______
___________________     ______      ___________________       ______
                                                            Total = 100%
______________________________________________________________________________

7.  Automatic Portfolio Rebalancing Program

On a quarterly basis, please complete a transfer between the Variable Sub-accounts to achieve the ending percent allocation below:

None of the money allocated to the MVA Fixed Accounts will be transferred as a result of this rebalancing program.

Please begin the Rebalancing Programon ___/___/___.

/ / Keep in effect until notified otherwise.  / / Stop the Rebalancing Program on ___/___/___.

     Sub-account           %          Sub-account               %

___________________     ______      ___________________       ______
___________________     ______      ___________________       ______
___________________     ______      ___________________       ______
___________________     ______      ___________________       ______
___________________     ______      ___________________       ______

______________________________________________________________________________

8.  Automatic Additions Program

I authorize Allstate Life Insurance Company of New York to begin automatic debits from the account designated below. The funds withdrawn from this account shall be added to my annuity as an Automatic Addition (Purchase Payment) to the sub-accounts specified below:

The debit amount is $_______.  The debits sould begin in ____________.
                                                          (Month)

Debit my (check one)   / / Checking Account   / / Savings Account
on the (check one) / / 5th day or / / 25th day  of each (check one) / / Month or / / Quarter

Financial Institution _______________________________
Address _____________________________________________
ABA No. __________________________ Acct. No. _______________
Please allow three business days for the payment ot be credited to you annuity.

          A VOIDED BLANK CHECK FOR THE ABOVE ACCOUNT MUST BE ATTACHED.

/ / Keep the Automatic Addition Program in effect until notified otherwise. / / Stop the Automatic Addition Program on ___/___/___.

     Sub-account        % or $          Sub-account           % or $

___________________     ______      ___________________       ______
___________________     ______      ___________________       ______
___________________     ______      ___________________       ______
___________________     ______      ___________________       ______
___________________     ______      ___________________       ______

______________________________________________________________________________

9.  Systematic Withdrawal Authorization

I hereby authorize Allstate Life Insurnace Company of New York to make withdrawals of the amount indicated below. I understand that withdrawals may result in taxable income and, prior to owner's agre of 59-1/2, may be subject to a 10% federal penalty. The Allstate Provider Variable Anniuty allows up to 15% of purchse payments to be withdrawn each contract year. Withdrawals that exceed 15% may be assessed a withdrawal charge.

Please check frequency:  / / Monthly  / / Quarterly  / / Semi-Annually
                         / / Annually

StartDate:  ___/___/___

/ / Gross partial withdrawal. The check may differ from the requested amount due to applicable charges, adjustments or income tax withholding.
     Gross Amount:  $________.
/  / Net partial withdrawal.  The check amount will equal the requested amount.
     The Account Value will be reduced to reflect the amount received, as well as applicable charges, adjustments and income tax withholding. Net
     Amount: $__________.
Specify percentage or dollar amount to be withdrawn from each sub-account.

     Sub-account        % or $          Sub-account           % or $

___________________     ______      ___________________       ______
___________________     ______      ___________________       ______
___________________     ______      ___________________       ______
___________________     ______      ___________________       ______
___________________     ______      ___________________       ______

______________________________________________________________________________

9a. Withholding Election (Required)

/ / I do want to have ____% federal tax withheld. If no percentage is indicated, 10% will be withheld.
/ / I do not want to have federal income tax withheld. Federal income tax will be withheld unless this box is checked.
_______________________________________________________________________________

9b.  Direct Deposit

Please deposit the above amount to: (check one) / / Checking Account
                                                / / Savings Account

Financial Institution _______________________________________
Address _____________________________________________________
ABA No. ____________________ Acct. No._______________________
Please allow two business days for the payment to be credited to your account.

          A VOIDED BLANK CHECK FOR THE ABOVE ACCOUNT MUST BE ATTACHED

If, instead of a direct deposit, you wish to have a check mailed to you, complete the following:

Payee's Name ___________________________ Acct. No.* ____________________
                                                     *if applicable
Address ________________________________________________________________
_______________________________________________________________________________

Notice of Withholding

You may elect not to have federal income tax withheld from the taxable portion of your distribution by contacting Allstate Life Insurance Company of New York. A withholding election will remain in effect until revoked, which you may do at any time. If you do not make payments of estimated tax, and do not have enough tax withheld, you may be subject to penalties under the estimated tax rules. CA residents: If you choose to have federal income tax withheld, the laws of your state require that state income tax be withheld unless you specifically elect not to have state income tax withheld. You may contact us at any time to change or revoke your election. The withholding rate on withdrawals which are not distributions from a plan qualified under Internal Revenue Code Sections 401 or 403(b) is 10% of the taxable portion of the withdrawal. Distributions from a plan qualified under Internal Revenue Code Section 41 or 403(b) may be subject to 20% withholding. If you request such a distribution, you will receive a notice outlining the applicable rules.

______________________________________________________________________________

10.  Special Instructions

____________________________________________________________________________
____________________________________________________________________________
____________________________________________________________________________

______________________________________________________________________________

11.  Signatures(s)

If this application is declined, Allstate life Insurance Company of New York will have no liability except to return the purchase payment. I understand that any distribution from a Fixed Account prior to the end of a rate guarantee period may be subject to a Market Value Adjustment which may be negative or positive. I understand that annuity values and income payments based on the investment experience of a variable account are variable and are not guaranteed as to dollar amount. I have received the current prospectus for this variable annuity. I represent that the information I have provided is complete and true to the best of my knowledge and belief.

Signed at ______________________________________ Date ___/___/___
               State
Owner(s) Signature(s) _______________________/___________________

______________________________________________________________________________

12.  Agent Use Only

Will the annuity applied for replace or change any existing annuity or life insurance? / / Yes / / No

Agent Name (Please print) ______________________ Phone No. (  ) ____-____
Agent Signature _____________________________ Soc. Sec. No. _____________
______________________________________________________________________________

          INSURANCE DEPARTMENT OF THE STATE OF NEW YORK -- APPENDIX 11

                           DEFINITION OF REPLACEMENT

IN ORDER TO DETERMINE WHETHER YOU ARE REPLACING OR OTHERWISE CHANGING THE STATUS OF EXISTING LIFE INSURANCE POLICIES OR ANNUITY CONTRACTS, AND IN ORDER TO RECEIVE THE VALUABLE INFORMATION NECESSARY TO MAKE A CAREFUL COMPARISON IF YOU ARE CONTEMPLATING REPLACEMENT, THE AGENT IS REQUIRED TO ASK YOU THE FOLLOWING QUESTIONS AND EXPLAIN ANY ITEMS THAT YOU DO NOT UNDERSTAND.

AS PART OF YOUR PURCHASE OF A NEW LIFE INSURANCE POLICY OR A NEW ANNUITY CONTRACT, HAS EXISTING COVERAGE BEEN, OR IS IT LIKELY TO BE:

(1) LAPSED, SURRENDERED, PARTIALLY SURRENDERED, FORFEITED, ASSIGNED TO THE INSURER REPLACING THE LIFE INSURANCE POLICY OR ANNUITY CONTRACT, OR OTHERWISE TERMINATED?
                                        YES ____   NO ____

(2) CHANGED OR MODIFIED INTO PAID-UP INSURANCE; CONTINUED AS EXTENDED TERM INSURANCE OR UNDER ANOTHER FORM OF NONFORFEITURE BENEFIT; OR OTHERWISE
     REDUCED IN VALUE BY THE USE OF NONFORFEITURE BENEFITS, DIVIDEND ACCUMULATIONS, DIVIDEND CASH VALUES OR OTHER CASH VALUES?

                                        YES ____   NO ____

(3) CHANGED OR MODIFIED SO AS TO EFFECT A REDUCTION EITHER IN THE AMOUNT OF THE EXISTING LIFE INSURANCE OR ANNUITY BENEFIT OR IN THE PERIOD OF TIME THE EXISTING LIFE INSURANCE OR ANNUITY BENEFIT FILL CONTINUE IN FORCE?

                                        YES ____   NO ____

(4) REISSUED WITH A REDUCTION IN AMOUNT SUCH THAT ANY CASH VALUES ARE RELEASED, INCLUDING ALL TRANSACTIONS WHEREIN AN AMOUNT OF DIVIDEND ACCUMULATIONS OR PAID-UP ADDITIONS IS TO BE RELEASED ON ONE OR MORE OF THE EXISTING POLICIES?

                                        YES ____   NO ____

(5) ASSIGNED AS COLLATERAL FOR A LOAN OR MADE SUBJECT TO BORROWING OR WITHDRAWAL OR ANY PORTION OF THE LOAN VALUE, INCLUDING ALL TRANSACTIONS WHEREIN ANY AMOUNT OF DIVIDEND ACCUMULATIONS OR PAID-UP ADDITIONS IS TO BE BORROWED OR WITHDRAWN ON ONE OR MORE EXISTING POLICIES?

                                        YES ____   NO ____

(6) CONTINUED WITH A STOPPAGE OF PREMIUM PAYMENTS OR REDUCTION IN THE AMOUNT OF PREMIUM PAID?

                                        YES ____   NO ____

IF YOU HAVE ANSWERED YES TO ANY OF THE ABOVE QUESTIONS, A REPLACEMENT AS DEFINED BY NEW YORK INSURANCE DEPARTMENT REGULATION NO. 60 HAS OCCURRED OR IS LIKELY TO OCCUR AND YOUR AGENT IS REQUIRED TO PROVIDE YOU WITH A COMPLETED DISCLOSURE STATEMENT AND THE IMPORTANT NOTICE REGARDING REPLACEMENT OR CHANGE OF LIFE INSURANCE POLICIES OR ANNUITY CONTRACTS.

Date: ______________________  Signature of Applicant:___________________
Date: ______________________  Signature of Applicant:___________________

TO THE BEST OF MY KNOWLEDGE, A REPLACEMENT IS INVOLVED IN THIS TRANSACTION:
                                       YES ______   NO _______

Date: ______________________  Signature of Agent: ______________________

Note to agent: copies must be given to the customer and the company issuing new policy.

Mailing Address:  Allstate Life Insurance Company of
                  New York
                  P.O. Box 94038
                  Palatine, Illinois  60094-4038

Overnight Address:  3100 Sanders Road
                    Suite M4A
                    Northbrook, Illinois  60062


Sales Support:    AFDinc: 1-877-254-0772

Customer Service:  1-800-692-4682


The Allstate Provider Variable Annuity is a flexible premium deferred variable annuity issued by Allstate Life Insurance Company of New York and underwritten by ALFS, Inc. Both are subsidiary affiliates of Allstate Life Insurance Company, headquartered in Northbrook, Illinois. The Allstate Provider Variable annuity is sold through agreements with unaffiliated registered representatives, broker-dealers, and bank employees who are licensed annuity representatives.


     Please read the prospectus carefully before you invest or send money.

IMSA
Insurance
Marketplace
Standards
Association

Membership
Promotes
Ethical Market
Conduct For
Individual Life
Insurance and
Annuities


NYLR1596

Exhibit 5(c)

Flexible Premium Deferred Variable Annuity
Issued by: Allstate Life Insurance Company of New York, Farmingville, NY Mail check (payable to) and application to:

Allstate Life Insurance Company of New York
P.O. Box 94038, Palatine, IL  60094-4038, Telephone No.: 800-347-5433

Send overnight mail to:

Allstate Life Insurance Company of New York
3100 Sanders Road, Northbrook, IL  60062

______________________________________________________________________________
1. OWNER: If no Annuitant is specified in Section 3, the Owner will be the Annuitant.
______________________________________________________________________________

/ / Male  / / Female   Birth Date ___/___/___     Phone (  ) ___-____

Name _______________________________    SS#/TIN _____________________
Street _____________________City____________State___Zip______ County________
______________________________________________________________________________
2.  JOINT OWNER:  If any.
______________________________________________________________________________

/ / Male  / / Female   Birth Date ___/___/___     Phone (  ) ___-____

Name _______________________________    SS#/TIN _____________________
Street _____________________City____________State___Zip______ County________
Relationship to Other Owner ______________________________________
______________________________________________________________________________
3.  ANNUITANT:  Leave blank if Annuitant is same as sole owner in Section 1.
______________________________________________________________________________

/ / Male  / / Female   Birth Date ___/___/___     Phone (  ) ___-____

Name _______________________________    SS#/TIN _____________________
Relationship to Owner _______________________________________________
Street _____________________City____________State___Zip______ County________
_____________________________________________________________________________
4.  BENEFICIARY(IES):  To receive Dath Benefit if no surviving Owner(s)
_____________________________________________________________________________

Primary __________________________ Relationship to Owner(s)__________________
Soc. Sec. No. ____________________ Birth Date __/__/__ Percentage _____%
Contingent _______________________ Relationship to Owner(s)__________________
Soc. Sec. No. ____________________ Birth Date __/__/__ Percentage _____%
______________________________________________________________________________
5.  TAX-QUALIFIED PLANS:
______________________________________________________________________________

// Non-qualified // Traditional IRS // SEP-IRA // Roth IRA // 401(k) // 401(a) // 403(b) // Rollover // Transfer

Tax year for which initial  contribution  is being made _______ // Other _______
Contribution                                                     $______________
______________________________________________________________________________
6. INVESTMENT SELECTION: Please check selected investment choice(s) and indicate whole percentage allocations. The initial premium will be allocated as selected here.
______________________________________________________________________________
Initial Premium Payment $___________________

Variable Sub-Accounts

//AIM VI Growth & Income ____%        //Fidelity VIPII Index 500 ____%            //MFS Growth with Income ___%
//AIM VI Value ____%                  //Fidelity VIP High Income ____%            //MFS New Discovery ____%
//AIM VI Capital Appreciation ____%   //Fidelity VIPII Investment Grade Bond ___% //MFS Bond ____%
//AIM VI International Equity ____%   //Oppenheimer Capital Appreciation/VA ____% //MFS High Income ____%
//AIM VI Diversified Income ____%     //Oppenheimer Small Cap Growth/VA ____%     //Van Kampen Comstock ____%
//Fidelity VIPII Contrafund ____%     //Oppenheimer Global Securities/VA ____%    //Van Kampen Emerging Growth ____%
//Fidelity VIP Growth ____%           //Oppenheimer High Income/VA ____%          //Van Kampen Domestic Income ____%
//Fidelity VIP Overseas ____%         //Oppenheimer Bond/VA ____%                 //Van Kampen Money Market ____%
                                                                                  Fixed Accounts
                                                                                  // 1 Year Guarantee Period ____%
                                                                                  // 3 Year Guarantee Period ____%
                                                                                  // 5 Year Guarantee Period ____%
                                                                                  // 7 Year Guarantee Period ____%
                                                                                  // 10 Year Guarantee Period ____%
                                                                                  Total                      100%

______________________________________________________________________________
7. OPTIONAL PROGRAMS:
______________________________________________________________________________

/ / AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Frequency:  // Monthly  // Quarterly  // Semi-Annual  // Annual

____% in subaccount ___________   ____% in subaccount _________  ____% in subaccount _______
____% in subaccount ___________   ____% in subaccount _________  ____% in subaccount _______
____% in subaccount ___________   ____% in subaccount _________  ____% in subaccount _______



/ / DOLLAR COST AVERAGING PROGRAM

Transfer from (select investment option)  Transfer to (select investment option)    Percent per transfer

_______________________________________   ______________________________________    _______________%
_______________________________________   ______________________________________    _______________%
_______________________________________   ______________________________________    _______________%
_______________________________________   ______________________________________    _______________%
_______________________________________   ______________________________________    _______________%
_______________________________________   ______________________________________    _______________%
_______________________________________   ______________________________________    _______________%
_______________________________________   Note: TOTAL MUST= 100% ____               TOTAL = _______%

______________________________________________________________________________
8.  REPLACEMENT(S):
______________________________________________________________________________

A.  Will the annuity applied for replace one or more existing annuity or life
insurance contracts? ..........................// YES     // NO
If "YES," give name of company, policy number, policy issue date and cost basis amount: ______________________________________________________________________

B.  Have you purchased another annuity during the current calendar year?
 ..........................// YES  // NO
C.  Do you or any joint owner currently own an annuity issued by the Insurer?
 ..........................// YES  // NO

// RECEIPT OF A VARIABLE ANNUITY AND FUND PROSPECTUS(S) IS HEREBY ACKNOWLEDGED. (If not checked, the appropriate prospectus will be mailed to you.)
_______________________________________________________________________________
9. AUTHORIZATIONS:
_______________________________________________________________________________
I/We hereby declare to the best of my/our knowledge, and belief, all statements and answers are true and correct. I/WE UNDERSTAND THAT ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. I UNDERSTAND THAT ANY DISTRIBUTION FROM A FIXED ACCOUNT PRIOR TO THE END OF A RATE GUARANTEE PERIOD MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT.

A copy of this application signed by the Agent will be the receipt for the first purchase payment. If the Insurer declines this application, the Insurer will have not liability except to return the first purchase payment.

I have read the above statements and represent that they are complete and true to the best of my knowledge and belief. I agree that this application shall be a part of the annuity issued by the Insurer. By accepting the annuity issued, I agree to any additions or corrections to this application. The Insurer will obtain agreement from me for any change in investment allocations, benefits, type of plan or birthdates.

Owner's Signature ____________ Dated At______________ Dated On __/__/__
                                        City    State
Joint Owner's Signature ____________ Dated At______________ Dated On __/__/__
                                             City    State


TO THE AGENT:  Will this annuity applied for replace or change any existing annuity of life insurance? ..............// YES  // NO

Licensed Writing Agent Name (PRINT) ____________ Agent Signature______________ Agent Number _____________________ Region ______ Terr._____ Dist. ______
Agent's Phone Number (   ) ______________

Licensed Participating Agent Name (PRINT) ______ Agent Signature _____________ Agent Number _____________________ Region ______ Terr._____ Dist. ______
Agent's Phone Number (  ) _______________
______________________________________________________________________________
______________________________________________________________________________

FOR AGENT USE ONLY:

Contact you home office for program information:  // Option A  // Option B
NOTE:  If no Option is give, "Option A" will be designated.
______________________________________________________________________________

NYLR332

          INSURANCE DEPARTMENT OF THE STATE OF NEW YORK -- APPENDIX 11

                           DEFINITION OF REPLACEMENT

IN ORDER TO DETERMINE WHETHER YOU ARE REPLACING OR OTHERWISE CHANGING THE STATUS OF EXISTING LIFE INSURANCE POLICIES OR ANNUITY CONTRACTS, AND IN ORDER TO RECEIVE THE VALUABLE INFORMATION NECESSARY TO MAKE A CAREFUL COMPARISON IF YOU ARE CONTEMPLATING REPLACEMENT, THE AGENT IS REQUIRED TO ASK YOU THE FOLLOWING QUESTIONS AND EXPLAIN ANY ITEMS THAT YOU DO NOT UNDERSTAND.

AS PART OF YOUR PURCHASE OF A NEW LIFE INSURANCE POLICY OR A NEW ANNUITY CONTRACT, HAS EXISTING COVERAGE BEEN, OR IS IT LIKELY TO BE:

(1) LAPSED, SURRENDERED, PARTIALLY SURRENDERED, FORFEITED, ASSIGNED TO THE INSURER REPLACING THE LIFE INSURANCE POLICY OR ANNUITY CONTRACT, OR OTHERWISE TERMINATED?
                                        YES ____   NO ____

(2) CHANGED OR MODIFIED INTO PAID-UP INSURANCE; CONTINUED AS EXTENDED TERM INSURANCE OR UNDER ANOTHER FORM OF NONFORFEITURE BENEFIT; OR OTHERWISE
     REDUCED IN VALUE BY THE USE OF NONFORFEITURE BENEFITS, DIVIDEND ACCUMULATIONS, DIVIDEND CASH VALUES OR OTHER CASH VALUES?

                                        YES ____   NO ____

(3) CHANGED OR MODIFIED SO AS TO EFFECT A REDUCTION EITHER IN THE AMOUNT OF THE EXISTING LIFE INSURANCE OR ANNUITY BENEFIT OR IN THE PERIOD OF TIME THE EXISTING LIFE INSURANCE OR ANNUITY BENEFIT FILL CONTINUE IN FORCE?

                                        YES ____   NO ____

(4) REISSUED WITH A REDUCTION IN AMOUNT SUCH THAT ANY CASH VALUES ARE RELEASED, INCLUDING ALL TRANSACTIONS WHEREIN AN AMOUNT OF DIVIDEND ACCUMULATIONS OR PAID-UP ADDITIONS IS TO BE RELEASED ON ONE OR MORE OF THE EXISTING POLICIES?

                                        YES ____   NO ____

(5) ASSIGNED AS COLLATERAL FOR A LOAN OR MADE SUBJECT TO BORROWING OR WITHDRAWAL OR ANY PORTION OF THE LOAN VALUE, INCLUDING ALL TRANSACTIONS WHEREIN ANY AMOUNT OF DIVIDEND ACCUMULATIONS OR PAID-UP ADDITIONS IS TO BE BORROWED OR WITHDRAWN ON ONE OR MORE EXISTING POLICIES?

                                        YES ____   NO ____

(6) CONTINUED WITH A STOPPAGE OF PREMIUM PAYMENTS OR REDUCTION IN THE AMOUNT OF PREMIUM PAID?

                                        YES ____   NO ____

IF YOU HAVE ANSWERED YES TO ANY OF THE ABOVE QUESTIONS, A REPLACEMENT AS DEFINED BY NEW YORK INSURANCE DEPARTMENT REGULATION NO. 60 HAS OCCURRED OR IS LIKELY TO OCCUR AND YOUR AGENT IS REQUIRED TO PROVIDE YOU WITH A COMPLETED DISCLOSURE STATEMENT AND THE IMPORTANT NOTICE REGARDING REPLACEMENT OR CHANGE OF LIFE INSURANCE POLICIES OR ANNUITY CONTRACTS.

Date: ______________________  Signature of Applicant:___________________
Date: ______________________  Signature of Applicant:___________________

TO THE BEST OF MY KNOWLEDGE, A REPLACEMENT IS INVOLVED IN THIS TRANSACTION:
                                       YES ______   NO _______

Date: ______________________  Signature of Agent: ______________________

Note to agent: copies must be given to the customer and the company issuing new policy.

NYLR310A